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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): DECEMBER 19, 2000
                                                          ----------------------

                           UNITED HERITAGE CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


                                      UTAH
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                 (State or Other Jurisdiction of Incorporation)


             0-9997                                   87-0372826
-------------------------------         ----------------------------------------
    (Commission File Number)              (IRS Employer Identification Number)


          2 CADDO STREET, CLEBURNE, TEXAS                 76031
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     (Address of Principal Executive Offices)               (Zip Code)


                                 (817) 641-3681
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              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 9.  REGULATION FD DISCLOSURE

         On December 19, 2000, the Registrant is issuing the press release reproduced below:

                           * * * * * * * * * * * * * *

FOR IMMEDIATE RELEASE:

                  UNITED HERITAGE CORPORATION OPERATION UPDATE
                Highlights New Mexico Initial Drilling Successes
                (Four Infill Wells Drilled, Fifth Well Underway)

Cleburne, TX - December 19, 2000: United Heritage Corporation (NASDAQ: UHCP) is an independent oil and gas exploration and development company with four leasehold properties totaling 30,500 acres that are estimated to contain in excess of 265 million barrels of oil-in-place. The Company's property in the Val Verde Basin of southwest Texas has an estimated 168,000,000 barrels of oil-in place of which, currently, an estimated 24.5 million barrels have been classified as "proven undeveloped reserves" and 912,666 barrels have been classified "proved developed reserves". The Company's New Mexico fields have an estimated 97 million barrels of oil-in-place. United Heritage Corporation also purveys a line of specialized premium meat products under the brand name Heritage LIFESTYLE Products-TM-, which are marketed through several regional supermarket chains and over the Internet at (WWW.INTERNETBEEF.COM).

Chairman of the Board and Chief Executive Officer Walter G. Mize stated, "I think that we have some exciting developments that should be of interest to investors . . . four infill wells already drilled; one infill well being drilled now; two wells already reworked; four wells being scheduled for rework; two wells already recompleted; four wells being scheduled for recompletion; and four truck mounted and one tractor mounted swabbing units working in the fields."

                           UHC NEW MEXICO CORPORATION
     IN EXCESS OF 20,000 ACRES IN CHAVES AND ROOSEVELT COUNTIES, NEW MEXICO

United Heritage Corporation management is currently giving the majority of its attention to its New Mexico oil and gas properties and their development. These properties were acquired in 1999. Overall the fields were in poor condition. The company has made a variety of improvements to the fields and facilities in its New Mexico properties, including road work, flow lines, tank batteries, heater-treaters, and disposal wells. "We anticipate continuing our leasehold improvement efforts in our New Mexico field," said Chairman Mize, "for quite some time, since only a small percentage of necessary work has been completed to date."

Current gas production in United Heritage's New Mexico oil and gas operation is 500,000 cubic feet per day from only two wells. Management expects a dramatic improvement in gas production figures. Gas purchaser, Dynegy Midstream Services, L.P., has agreed to increase its compression capacity directly after the first of the year, which will allow UHC New Mexico

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to deliver more gas. This should allow the  production  from  existing  wells to become approximately 1,100,000 cubic feet of gas per day. Further, this action will cause the oil production, currently 101 barrels per day, to substantially increase. It should be noted that this production is from only a small portion of the existing wells and does not take into account the anticipated production from the "infill well drilling program" currently in progress. "We have experienced some delays with development caused primarily by weather, including severe and unexpected rain and snow, which precluded the drilling contractor from timely beginning the "infill drilling program". The harsh weather also precluded UHC New Mexico Corporation from expediting its ongoing rework program and recompletion program," said Chairman Mize.

Before the delays occurred, management believed that the potential was excellent for achievement of the previously-stated production goal of 1,000 barrels of oil and 1,000,000 cubic feet of gas per day by December 31, 2000.

"This goal can still be achieved," emphasized Mize, "although a little later than previously anticipated."

"We have completed the drilling and set pipe on four of five infill wells," he continued, "and we are in the process of drilling the fifth well. The fifth well should be drilled with pipe set by December 31. We are now involved in the completion of these wells . . . perforation, acid treatments, fracs, etc. We will soon know what these wells are capable of producing. The company filed a Form 8-K with the Securities and Exchange Commission sometime ago that outlined this program and its anticipated results. This can be found through the SEC's EDGAR system."

To date the company has established approximately 120 wells capable of production utilizing casing swabbing, and 18 wells have been hooked up for gas production. the company has reworked two out of six wells in its rework program and recompleted two out of six wells in its recompletion program. A Form 8-K was also filed with the Securities and Exchange Commission on this program and is available on EDGAR.

"Even though it is written in technical terms, United Heritage management believes it would be beneficial to include as an attachment to this press release the current Activity Report on its New Mexico properties," said Mize. The Activity Report can be found at the end of this press release.

                            UHC PETROLEUM CORPORATION
       WARDLAW FIELD - 10,502 PLUS OR MINUS ACRES IN EDWARDS COUNTY, TEXAS
                       168,000,000 BARRELS OF OIL-IN-PLACE
                 25,400,000 BARRELS PROVED UNDEVELOPED/DEVELOPED

Although as management has previously stated, primary emphasis has recently been focused on its New Mexico oil and gas properties, swabbing activities continue in the company's south Texas oil and gas leases, known as the Wardlaw Field. According to a March 15, 2000 report from TEC Engineering Group, an estimated
24.5 million barrels have been classified as "proven undeveloped reserves" and 912,666 barrels have been classified "proved developed

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reserves". United Heritage Corporation's auditors included data from this report as a footnote in the financial statements dated March 31, 2000, and utilized it in figuring the "standardized measure of discounted future net cash flows." This standardized measure of future net cash flows was stated in Footnote 14 of the company's Fiscal Year 2000 Annual Report as $164,662,000.

Chairman Mize added, "In the near future, we will be focusing more attention on the recovery of these reserves, but at this time to create immediate cash flow, our efforts are being concentrated on the New Mexico properties."

He continued, "We are also gratified by the fact that seismic lines were recently shot across the South Texas property. These lines are currently being analyzed and evaluated for further indications that `deep gas' may be present under this acreage."

                       NATIONAL HERITAGE SALES CORPORATION
                         HERITAGE LIFESTYLE PRODUCTS-TM-

Dramatic sales increases continue for Heritage LIFESTYLE Products-TM- in California and Nevada in Albertsons and Ralphs Supermarkets. This is exemplified by three purchase orders for 12,300 cases of product being filled and shipped in the last ten days which total approximately $400,000.00. Additionally, selected stores of the Minyard Food Stores chain in North Central Texas continue to offer Heritage LIFESTYLE Products-TM-.

"The company is continually pursuing additional outlets for its meat products in supermarket chains from coast to coast across the United States," said Mize.

United Heritage Corporation has funded it's efforts from cash flow (which should be increasing), and it's existing line of credit. The Company is exploring additional capital sources, including increased borrowings, to fund the continuation of the efforts outlined in this update.

ABOUT UNITED HERITAGE CORPORATION:

Based in Cleburne, Texas, United Heritage Corporation is an Oil & Gas exploration and production company with four leasehold properties totaling 30,500 acres that are estimated to contain in excess of 265 million barrels of oil-in-place. The Company's property in the Val Verde Basin of southwest Texas has an estimated 168,000,000 barrels of oil-in-place of which, currently, an estimated 24.5 million barrels have been classified as "proven undeveloped reserves" and 912,666 barrels have been classified "proved developed reserves". The Company's New Mexico fields have an estimated 97 million barrels of oil-in-place. United Heritage Corporation also purveys a line of specialized premium meat products under the brand name Heritage LIFESTYLE Products-TM-, which are marketed through several regional supermarket chains and over the Internet at (WWW.INTERNETBEEF.COM).

This press release includes forward-looking statements that are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Acts of 1955. While these statements are made to convey to the public the Company's progress, business opportunities, and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the Company at this time, actual results may differ materially from those described. The Company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are set forth in the Company's periodic filings with the U. S. Securities and Exchange Commission.

CONTACT:

United Heritage Corporation
Walter G. Mize, President & CEO
(817) 641-3681

United Heritage Corporation

                      PRESS RELEASE DATED DECEMBER 19, 2000
Attachment:

                           UHC NEW MEXICO CORPORATION
                         ACTIVITY REPORT - DECEMBER 2000
             CATO (SAN ANDRES) UNIT - TOM TOM FIELD - TOMAHAWK FIELD
                    CHAVES AND ROOSEVELT COUNTIES, NEW MEXICO

                                 CASING SWABBING

UHC New Mexico Corporation took delivery on the fourth truck mounted swabbing unit December 4, 2000, making it the second Klaeger Oil Retrieval System truck in the field. The other two truck mounted swabbing units in the field were made by Oil Retrieval Systems, Inc. With the addition of the first Klaeger Oil Retrieval System truck in October, swabbing production figures for October and November 2000 rose 37% and 33%, respectively. The second Klaeger Oil Retrieval System truck is expected to raise the swabbing production by the same margins. Maximum swabbing production should reach a total of approximately 3,200 bbls/month in the near future assuming an oil cut of 50%.

                                 RE-WORK PROGRAM

In July 2000, a six (6) well re-work program was designed specifically for Well Nos. 35, 42, 43, 115, 129, and 130 which had existing pumping units and down-hole equipment. Electricity was restored to all six (6) locations and the re-work program began with Well No. 35. The rods, tubing, and downhole pump were pulled and inspected. The down-hole pump was refurbished. The well bore was treated with acid, iron inhibitors, and demulsifiers in an effort to clean the perforations and stimulate the producing formation. Prior production for the well was 1.5 BOPD and 6.3 MCFGPD. Currently the well is producing 9 BOPD and 170 MCFGPD and has remained steady since the treatment. The same process was conducted on Well No. 43. Prior production was 0 BOPD and 8.4 MCFGPD. Currently the well is producing 4 BOPD and 80 MCFGPD with limited pump action. When full pump action is restored, production for the well should double. Re-work procedures on the remaining four (4) wells are in the scheduling process.

                              RECOMPLETION PROGRAM

In September 2000, a six (6) well recompletion program was designed by researching well records in an effort to identify wells which had remaining pay zones that had not been previously produced. Well Nos. 35, 36, 37, 38, 66, and 103 were chosen. The recompletion program began with Well No. 66. Records indicated that the P2 zone in the well tested 1.8 MMCFGPD in 1966. A packer and expendable plug was placed above the P2 zone and the well was produced from the P1 zone. Gas sales lines were not installed and useable in the Cato until mid August 1968 which is the probable reason for Pan American setting the packer and plug above the P2 zone. UHC New Mexico Corporation entered the well bore and found the packer and plug to be at the correct depth. With the aid of a reverse unit, the packer and plug was drilled loose and pushed to the bottom of the hole. The P2 zone was isolated and treated with acid. The treatment fluid was swabbed back through the tubing and shut-in. Currently the well remains shut-in until a flow line can be laid. The well has 500 psi on the tubing. After the flowline is connected, a production test will be conducted.

The program then moved to Well No. 37. Well records indicated that the P2 and P1 zones had never been perforated, tested, and produced. UHC New Mexico Corporation entered the well bore and found an obstruction in the hole well above the P1 zone. This obstruction was drilled loose and pushed to the bottom of the hole. The P2 zone was isolated and pressure was applied. The pressure did not hold which indicated open perforations. The same process was repeated on the P1 zone with the same results. The P2 and P1 zones were isolated and acidized. The treatment fluid was swabbed back through the tubing and the well was shut-in for pressure evaluation. The well was put on line and is currently producing 350 MCFGPD and 0.69 BCPD with 290 psi flowing tubing pressure. Recompletion procedures on the remaining four (4) wells are in the scheduling process.

                             INFILL DRILLING PROGRAM

On November 14, 2000, the first infill well was spudded. Well No. 328 was drilled to a total depth of 3448'. The P1 zone was encountered from 3160' - 3198'. The drilling samples revealed a micro-fine crystalline dolomite with a trace of intercrystalline and vugular porosity. There was a strong odor, light yellow fluorescence, and an even, wet cut. Gas bubbles were observed breaking out of the samples. The hydrocarbon detectors in the field reflected a gas show in the interval and a drill stem test on the interval revealed the same, recovering 60' of gas and drilling mud. The P2 zone was encountered from 3222' - 3270. The drilling samples revealed a very fine - fine crystalline, sucrosic dolomite with abundant intercrystalline and vugular porosity. There was bright yellow fluorescence and a very fast, bright yellow, wet cut. Dark brown oil stains and abundant gas bubbles were observed. Hydrocarbon detectors in the field reflected good oil and gas shows. The P3 zone was encountered from 3302' - 3322'. The drilling samples revealed a micro-fine crystalline dolomite with intercrystalline porosity. There was light yellow fluorescence and a fast, even, wet cut. Brown oil stains and abundant gas bubbles were observed. Hydrocarbon detectors in the field reflected good oil and gas shows. Open hole logs were run at total depth and consisted of a Density-Neutron, Gamma Ray, Azimuthal Laterolog, and a Micro-CFL. Porosity in the P1 zone was 7%, the P2 zone was 17%-22%, and the P3 zone was 14%-22%.

On November 27, 2000, the second infill well was spudded. Well No. 302 was drilled to a total depth of 3447'. The P1 zone was encountered from 3138' - 3176'. The drilling samples revealed a micro-very fine crystalline, slightly sucrosic dolomite with a trace of intercrystalline porosity. There was a trace of light yellow fluorescence and a slow, even, wet cut. Brown oil stains and occasional gas bubbles were observed. Hydrocarbon detectors in the field reflected good oil and gas shows. The P2 zone was encountered from 3196' - 3254'. The drilling samples revealed a micro-very fine crystalline, sucrosic dolomite with intercrystalline porosity.

There was light yellow fluorescence and a fast, even wet cut. Brown oil stains and gas bubbles were observed. The hydrocarbon detectors in the field reflected good oil and gas shows. The P3 zone was encountered from 3284' - 3318'. The drilling samples revealed a micro - very fine crystalline, surosic dolomite with intercrystalline porosity. There was light yellow fluorescence and a fast, even wet cut. Brown oil stains and occasional gas bubbles were observed. The hydrocarbon detectors in the field reflected good oil and gas shows. Open hole logs were run and indicated 8% porosity in the P1, 7%-17% porosity in the P2, and 10%-21% porosity in the P3.

The third infill well was spudded on December 4, 2000. Well No. 334 was drilled to a total depth of 3599'. The P1 zone was encountered from 3352' - 3404'. The drilling samples revealed a micro-very fine crystalline, slightly sucrosic dolomite with some intercrystalline porosity. There was a fair odor, light yellow fluorescence, and bleeding, wet cut. A trace of oil stain and gas bubbles were observed. The hydrocarbon detectors in the field reflected an oil and gas show. The P2 zone was encountered from 3432' - 3452'. The drilling samples revealed a micro-very fine crystalline, relatively "tight" dolomite. There was light yellow fluorescence and a slow, wet cut. The hydrocarbon detectors in the field reflected an oil and gas show. The P3 zone was encountered from 3510' - 3542'. The drilling samples revealed a micro-very fine crystalline, moderately dense dolomite. There was no visible oil stain or fluorescence, however, the hydrocarbon detectors in the field reflected a slight gas show in the zone. Open hole logs were run and indicated 7%-17% porosity in the P1 zone, 6%-10% porosity in the P2 zone, and 7%-17% porosity in the P3 zone.

On December 8, 2000, the first phase completion operations began on Well No.
328. The P3 zone was perforated and the initial acid treatment was conducted. The final acid treatment is being scheduled. After the final acid treatment on the P3 zone, the well will be evaluated for production in that zone.

Pipe was set on the fourth infill well December 18, 2000. Details are not available in written form at this time. The fifth infill well was spudded directly thereafter

                           * * * * * * * * * * * * * *

         THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS THAT INVOLVE A NUMBER OF UNCERTAINTIES, SUCH AS THE VARIOUS RISKS ASSOCIATED WITH EXPLORATION AND PRODUCTION OF OIL AND GAS. DETAILS ON THE FACTORS THAT COULD AFFECT UNITED HERITAGE CORPORATION'S FINANCIAL RESULTS ARE INCLUDED IN UNITED HERITAGE CORPORATION'S SECURITIES AND EXCHANGE COMMISSION
(SEC) FILINGS, INCLUDING THE LATEST ANNUAL REPORT ON FORM 10-K AND ON ITS QUARTERLY REPORTS ON FORM 10-Q.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                     UNITED HERITAGE CORPORATION



Date: December 19, 2000              BY:  /s/ Walter G. Mize
                                        ----------------------------------------
                                               Walter G. Mize, President and
                                                      Chief Executive Officer